UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2013

Worlds Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24115	22-1848316
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11 Royal Road, Brookline, Massachusetts	02445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 725-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2013 we entered into strategic financing agreements with several institutional investors that could provide the company with up to $2.3 million of debt financing based upon the amount of conversions and redemptions. The transaction documents provide, among other things, that (i) the investors will receive five year warrants in an amount equal to 100% of the number of shares of our common stock the investors would receive if the Notes (defined below) were converted on March 13, 2013, at an exercise price of $0.50 per share, (ii) $1.850 million of the funds will deposited in one of our bank accounts but will be subject to a control account agreement which will provide that we can only withdraw funds from the account as the investors convert or redeem the Notes, (iii) the investors have demand and piggy-back registration rights for the shares of common stock underlying the warrants and Notes, (iv) the Notes will be secured by a first priority security interest in all of our assets, other than our patents, (v) each investor may not convert any Note or exercise any warrants if doing so will cause the investor to own more than 4.99% of our outstanding common stock at any time, although under certain circumstances they can each own up to 9.99% of our outstanding common stock, (vi) we will pay $40,000 of the investors’ legal fees incurred with respect to this transaction, and (vii) for the next three years the investors have a right to participate in up to 50% of any of our future financings. The warrants and Notes contain standard anti-dilution provisions and the Securities Purchase Agreements contains standard covenants for a financing of this nature. In the event we acquire any subsidiaries while the Notes are outstanding, such subsidiaries will be obligated to guaranty the Notes and any other obligations we owe to the investors pursuant to the transaction documents. Additional information about the financing is provided below. This only purports to be a summary of the terms of the transaction documents and is qualified in its entirety by the terms of the full documents, copies of which are filed as exhibits hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the terms of a Securities Purchase Agreement, at the closing of the financing described herein, we will issue an aggregate of $2.4 million face amount of Senior Secured Convertible Notes (the “Notes”). The Notes are divided into Series A, Series B and Series C with the Series A and B Notes aggregating to $1.95 million and the Series C Notes aggregating to $450,000. All of the Notes carry a 14% annual interest rate and are payable on March 13, 2016. Until July 1, 2013 (i) the Series A Notes initially convert into our common stock at a rate of $0.50 per share, (ii) the Series B initially convert at a rate of $0.75 per share and (iii) the Series C Notes initially convert at a rate of $0.35 per share, in each case subject to adjustments as provided in the Notes. Commencing July 1, 2013, the conversion rate for all Notes becomes the lower of (x) the conversion rate described above or (y) 85% of the average of the daily VWAP of each trading day during the twenty (20) consecutive trading day period ending on the trading day immediately prior to the conversion date, subject to adjustments as provided in the Notes. We have the right to redeem, at 120% of face value, up to 75% of the Series A and Series B Notes. The term of the Notes can be accelerated upon the occurrence of various acts of default as more fully described in the Notes and the other transaction documents. Additional information about the financing is provided above and below. This only purports to be a summary of the terms of the transaction documents and is qualified in its entirety by the terms of the full documents, copies of which are filed as exhibits hereto.

Item 3.02. Unregistered Sales of Equity Securities.

As described above, at the closing of the financing we will issue $2.4 million face amount of convertible Notes and common stock purchase warrants to two institutional investors. Based upon representations supplied by the investors, the investors are “accredited investors” as such term is defined in Rule 501(a) as promulgated under the Securities Act of 1933, and, accordingly, the offering was an exempt transaction pursuant to Rule 506 as promulgated under such Act inasmuch as the offering was made directly by our officers to the investors and advertising of the offering was not made nor were any commissions payable. The conversion terms of the Notes and the exercise terms of the warrants are summarized above, which summary is subject to the terms of the full documents, copies of which are filed as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Securities Purchase Agreement dated as of March 14, 2013 between the registrant and the Buyers listed thereon.

10.2	Form of Security and Pledge Agreement between the registrant the Collateral Agent.

10.3	Form of Registration Rights Agreement between the registrant and the Buyers listed thereon.

10.4	Form of Warrant dated

10.5	Form of Series A Note

10.6	Form of Series B Note

10.7	Form of Series C Note

99.1	Form of Press Release of the registrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDS INC.

Dated: March 14, 2013
By: /s/ Thomas Kidrin Thomas Kidrin, President

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Exhibit Index

Exhibit	Description

10.1	Securities Purchase Agreement dated as of March 14, 2013 between the registrant and the Buyers listed thereon.

10.2	Form of Security and Pledge Agreement between the registrant the Collateral Agent.

10.3	Form of Registration Rights Agreement between the registrant and the Buyers listed thereon.

10.4	Form of Warrant

10.5	Form of Series A Note

10.6	Form of Series B Note

10.7	Form of Series C Note

99.1	Form of Press Release of the registrant